EXHIBIT 4.4

              UNION NATIONAL FINANCIAL CORPORATION
                1997 EMPLOYEE STOCK PURCHASE PLAN

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               UNION NATIONAL FINANCIAL CORPORATION
                 1997 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan. The purpose of this Employee Stock Purchase Plan (the "Plan") is to advance the interests of Union National Financial Corporation, and its subsidiary and its shareholders by encouraging its employees and the employees of its subsidiary to acquire a stake in its future by purchasing shares of its common stock. It is intended that the Plan shall be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

2. Definitions. For purposes of the Plan, the following words or phrases have the meanings assigned to them below:

         (a) Board: means the Board of Directors of the Corporation.

         (b) Code: means the Internal Revenue Code of 1986, as amended.

         (c) Committee: means the Committee designated by the Board to administer the Plan, which Committee shall at all times consist of two or more directors who are disinterested (within the meaning of SEC Rule 16b-3(c)(2)(i) or any successor regulation) with respect to the Plan.

         (d)  Corporation:  means Union National Financial
Corporation.

         (e) Date of Grant: means, in respect of any option granted under the Plan, the date on which that option is granted by the Committee.

         (f) Date of Exercise: means, in respect of any option granted under the Plan, the date specified by the Committee in its rules and regulations governing the exercise of options granted under the Plan.

         (g)  NASDAQ:  means the National Association of
Securities Dealers, Inc. Automated Quotation System.

         (h) Parent: means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the grant of an option, each of the corporations other than the Company owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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         (i)  Plan:  means Union National Financial Corporation
1997 Employee Stock Purchase Plan.

         (j) Stock: means the $.25 par value common stock of the Corporation.

         (k) Subsidiary: means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of the grant of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (l) Total Compensation: means the total remuneration paid to an employee by the Corporation and its Subsidiary during any calendar year, as reported on the employee's federal income tax withholding statement(s) on Form W-2 ( or any successor form) in respect of that calendar year.

3.  Administration of the Plan.

         (a) Committee Members. The Plan shall be administered by the Committee which, except as otherwise determined by the Board, shall be composed of each of those members of the Compensation Committee of the Board who has not been eligible to participate in the Plan for a period of at least one year prior to his election to the Committee, who is not eligible to participate in the Plan during the period he is serving on the Committee, and who is disinterested (within the meaning of SEC Rule 16b-3(c)(2)(i) or an successor regulation) with respect to the Plan.

         (b) Committee Authority. The Committee shall be vested with full authority to grant options under the Plan, to adopt, amend and rescind such rules, regulations and procedures as it deems necessary or desirable to administer the Plan, to interpret the provisions of the Plan, and to make all other determinations necessary in connection with the administration of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding. No member of the Committee or of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any option granted under the Plan.

4. Stock Subject to the Plan. The maximum number of shares of Stock that may be issued pursuant to options granted under the Plan shall be 100,000 shares of stock, subject to adjustment as provided in Section 10 of the Plan. Such shares may be treasury or authorized, but unissued, shares of Stock. Shares issuable pursuant to an option which, by reason of the

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expiration, cancellation or other termination of such option prior to issuance, are not issued shall again be available for issuance pursuant to the award of options under the Plan.

5. Eligibility. Options may be granted under the Plan only to employees of the Corporation and to employees of a Subsidiary who are not subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or who otherwise do not perform policy - making functions for the Corporation or for its Subsidiary. Employees of the Corporation and employees of a Subsidiary who were employed by the Corporation or by a Subsidiary on December 31 of the year immediately preceding the year in which options are granted shall be eligible to receive options under the Plan, except that the Committee may elect to exclude those employees: (a) who customarily work twenty (20) hours or less per week; (b) who have been employed less than two
(2) years; and (c) who customarily work for not more than five
(5) months in a calendar year.

6.  Allocation of Optioned Stock.

         (a) General Rule: When options are granted under the Plan, options shall be granted to each eligible employee, and all eligible employees shall have the same rights and privileges, except that the number of shares subject to each option may bear a uniform relationship to the Total Compensation, or the basic or regular rate of compensation, of all eligible employees, and the Committee may limit the maximum number of shares that may be purchased pursuant to each option, provided that such limitation is uniform for all eligible employees.

         (b) Certain Limitations: All options granted under the Plan shall be subject to the following additional limitations:

             (i) Five Percent Limitation: No option shall be granted to any employee who, immediately after the grant, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation, its Parent (if any) or any Subsidiary. In computing the stock ownership of an employee for purposes of this limitation, the rules of Section 424(d) of the Code shall apply, and stock which an employee may purchase pursuant to options granted by the Corporation (whether under the Plan or otherwise) shall be treated as stock owned by the employee.

             (ii)  $25,000 Limitation:  No option shall be
granted to any employee which, at the Date of Grant, would permit his rights to purchase Stock under the Plan and all other employee stock purchase plans of the Company, its Parent (if any) and any Subsidiary to accrue at a

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rate exceeding $25,000 of fair market value for each calendar year in which such option is outstanding at any time.

7.  Option Price.

         (a) General Rule: The option price per share of the Stock that may be purchased pursuant to each option shall be determined by the Committee, subject to approval by the Board, but shall not in any event be less than the lessor of: (i) eighty-five percent (85%) of the fair market value per share of the Stock on the Date of Grant, or (ii) eighty-five percent (85%) of the fair market value per share of the Stock on the Date of Exercise, subject in either case to adjustment as set forth in
Section 10 below.

         (b) Fair Market Value: For purposes of the Plan, the fair market value of the Stock shall be determined as follows:

             (i) Exchange Traded: In the event that the Stock is listed on an established stock exchange, the fair market value shall be deemed to be the closing price of the Stock on such exchange on the applicable date or, if no trade occurred on that day, on the next preceding day on which a trade occurred.

             (ii) NASDAQ Listed: In the event that the Stock is not listed on an established stock exchange, but is then quoted on NASDAQ, the fair market value per share shall be the average of the average of the closing bid and asked quotations of the Stock for the five (5) trading days immediately preceding the applicable date, except that if no closing bid or asked quotation is available on one or more of such trading days, fair market value shall be determined by reference to the five (5) trading days immediately preceding the applicable date on which closing bid and asked quotations are available.

             (iii) OTC Traded: In the event that the Stock is not listed on an established stock exchange and is not quoted on NASDAQ, the fair market value per share shall be the average of the average of the closing bid and asked quotations of the Stock for the five (5) trading days immediately preceding the applicable date as reported by two (2) brokerage firms to be selected by the Committee which are then making a market in the Stock, except that if no closing bid or asked quotation is available on one or more of such trading days, fair market value shall be determined by reference to the five (5) trading days immediately preceding the applicable date on which closing bid and asked quotations are available.

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             (iv)  Other:  In the event that the Stock is not
listed on an established stock exchange, is not quoted on NASDAQ and no closing bid and asked quotations are available, then fair market value per share shall be determined in good faith by the Committee.

8.  Terms and Conditions of Options.

         (a) Written Stock Option Agreement: Each option shall be evidenced by a written stock option agreement specifying the maximum number of shares of Stock that may be purchased pursuant to the option, the option term, and other such terms and conditions established by the Committee as are consistent with the terms of the Plan.

         (b) Term of Options: Each option granted under the Plan shall expire on the date determined by the Committee; provided, however, that each option shall terminate not later than the date which is five years from the Date of Grant, and provided further, that options exercised more than twenty-seven
(27) months after the Date of Grant must be exercised at an option price per share which is not less than eighty-five percent (85%) of the fair market value per share on the Date of Exercise.

         (c) Other Terms and Conditions: The Committee may from time to time establish such further terms, conditions and limitations on the exercise of options granted under the Plan as it may, in its sole discretion, deem appropriate, and which are not inconsistent with Section 423 of the Code, including, without limitation, payroll deduction requirements, restrictions on exercise dates, and restrictions on transfer of the Stock purchased pursuant to the options granted under the Plan.

         (d) Termination of Employment: An option granted pursuant to the Plan may be exercised only while the holder thereof is employed by the Company or a Subsidiary and, if not fully exercised prior to termination of employment, will expire on the date of termination.

         (e) Limitation on Transfer of Options: During the lifetime of an optionee, an option granted pursuant to the Plan shall be exercisable only by the optionee and shall not be assignable or transferable by him other than by will or the laws of descent and distribution.

9. Exercise of Options. Each person who elects to exercise an option granted pursuant to this Plan shall comply with such rules, regulations and procedures (including, without limitation,

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payroll deduction requirements) regarding the exercise of options as the Committee shall from time to time establish.

10. Rights. Except as otherwise provided in the Plan, an employee who is granted an option shall have no rights as a holder of the stock subject thereto unless and until one or more certificates for the shares of such stock are issued and delivered to the employee. No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect to stock, whether made in cash, securities or other property, or any rights with respect thereto, for which the record date is prior to the date that any certificates for stock subject to an option are issued to the employee pursuant to his or her exercise thereof. No option, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

11.  Adjustments

         (a) Recapitalization: In the event of any change in the number of issued and outstanding shares of Stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation, the Committee shall proportionately adjust the maximum number of shares subject to each outstanding option, and (where appropriate) the purchase price per share thereof (but not the total option price), so that upon exercise or realization of such option, the employee shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding option and immediately before the effective date of such change in the number of issued and outstanding shares of Stock. Such adjustments shall not, however, result in the issuance of fractional shares. Any adjustment under this paragraph 11 shall be made by the Committee, subject to approval by the Board. No adjustments shall be made that would cause an option to fail to continue to qualify as an incentive stock option within the meaning of Section 423 of the Code.

         (b) Merger: In the event the Corporation is a party to any merger, consolidation or other reorganization, any and all outstanding options shall apply and relate to the securities to which a holder of stock is entitled after such merger, consolidation or other reorganization. Upon any liquidation or dissolution of the Corporation, any and all outstanding options shall terminate upon consummation of such liquidation or dissolution, but prior to such consummation shall be exercisable to the extent that the same otherwise are exercisable under the Plan.

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12.  Registration of Stock.  No option granted pursuant to the
Plan shall be exercisable in whole or in part if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance of shares thereunder, unless such listing, registration, qualification, consent or approval may be effected or obtained on conditions acceptable to the Committee. Without limiting the foregoing, the shares of Stock to be issued under the Plan shall be registered as soon as practicable under the Securities Act of 1933, as amended, by the Company by filing an appropriate registration statement. No option shall be exercisable, no Stock shall be issued, and no certificates for shares of Stock shall be delivered until such registration statement is effective.

13. Special Rules Applicable to Reporting Persons. The following restrictions and limitations shall be applicable to any eligible employee who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (a "Reporting Person") at the time of any proposed disposition of Stock acquired pursuant to the exercise of an option granted under the Plan:

         (a) Six Month Holding Period: A Reporting Person shall not sell, transfer or otherwise dispose of any shares of Stock acquired pursuant to the exercise of an option granted under the Plan unless at least six (6) months have elapsed from the Date of Grant.

         (b) Cessation of Participation: In the event that a Reporting Person elects to terminate his participation in the Plan, such Reporting Person may not again participate in the Plan until at least six (6) months have elapsed from the date of such termination.

14.  Amendment or Termination of the Plan.

         (a) Amendment and Termination: The Board may at any time amend, modify, suspend or terminate the Plan; provided that, except as provided in Section 10 above, the Board may not, without the consent of the shareholders of the Company, make any amendment or modification which: (i) increases the maximum number of securities that may be granted to Reporting Persons under the Plan; (ii) materially modifies the eligibility requirements for Reporting Persons; or (iii) increases materially the benefits accruing to Reporting Persons under the Plan, or
(iv) otherwise requires the approval of the shareholders of the Company in order to maintain the exemption available under Rule 16b-3 (or any similar rule) under the Securities Exchange Act of 1934.

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         (b)  Compliance with Section 423 of the Code:
Notwithstanding the provisions of Section 12(a) above, the Board reserves the right to amend or modify the terms and provisions of the Plan, and of any outstanding options granted under the Plan, to the extent necessary to qualify the options granted under the Plan for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded options granted under an employee stock purchase plan within the meaning of Section 423 of the Code, the regulations promulgated thereunder, and any amendments or replacements thereof.

         (c) 10 Year Term of Plan: Unless previously terminated by the Board, the Plan shall terminate on, and no options shall be granted after, the tenth anniversary of the effective date of the Plan, as set forth in Section 15, below.

15.  General Provisions.

         (a) Effect on Employment. The grant of an option under the Plan shall not be construed as giving the holder thereof the right to be retained in the employ of the Corporation or any Subsidiary. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan, including, without limitation, any stock option agreement, shall in any way affect any right and power of the Corporation or any Subsidiary to terminate the employment of any person at any time with or without assigning a reason therefor.

         (b) Indemnification. With respect to liabilities arising under or relating to the Plan, the Corporation shall indemnify each member of the Committee and each other officer or employee of the Company to whom any duty or power relating to the plan may be allocated or delegated, to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania and the Bylaws of the Corporation.

         (c) Governing Law. All questions pertaining to construction, validity and effect of the provisions of the Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

         (d) Rules of Construction. Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provisions of law shall be construed to refer to any amendment to or successor of such provisions of law. All words herein shall be construed to be of such number and gender as the context requires.

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16.  Effective Date.  The Plan shall become effective on February
1, 1997, the date on which it was adopted by the Board, provided that the Plan is approved by the shareholders of the Company at the Annual Meeting on April 22, 1997. The Committee may issue options pursuant to the Plan prior to its approval by the shareholders of the Company, provided that all such options are contingent upon shareholder approval of the Plan.




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